EXHIBIT 4.2






                          HERITAGE BANK 1989 EMPLOYEES'
                                STOCK OPTION PLAN




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                                Table of Contents

                                                                       Page
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SECTION 1.
           Plan Purpose..................................................1

SECTION 2.
           Definitions...................................................1

SECTION 3.
           Plan Administration...........................................2

SECTION 4.
           Stock Subject to Plan.........................................2

SECTION 5.
           Eligible Employees............................................2

SECTION 6.
           Option Price..................................................3

SECTION 7.
           Exercise of Options...........................................3

SECTION 8.
           Withholding Taxes.............................................4

SECTION 9.
           Surrender of Options..........................................4

SECTION 10.
           Capital Adjustments and Corporate Reorganizations.............5

SECTION 11.
           Regulatory Approvals and Listing..............................5

SECTION 12.
           Non-Transferability...........................................5

SECTION 13.
           Stock Option Agreement........................................5

SECTIONS 14-19.
           General Provisions..........................................6-7


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                                  HERITAGE BANK
                        1989 EMPLOYEES' STOCK OPTION PLAN


1. PURPOSE. The purpose of the Plan is to advance the interests of the Bank and its shareholders by attracting and retaining in the employ of the Bank key professional and management employees, by providing such employees with the incentive for outstanding performance inherent in stock options and by increasing their proprietary interest in the Bank through Stock ownership.

2.         DEFINITIONS.

          (a)  "Bank" means Heritage Bank.

          (b) "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          (c) "Committee" means the committee appointed by the Board of Directors of the Bank to administer the Plan, which committee shall consist of not less than three members, none of whom shall be eligible to receive Options hereunder.

          (d) "Disability" means permanent and total disability within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

          (e) "Fair Market Value" means the price at which a willing buyer and a willing seller will trade the Stock on a particular date. The determination of the Fair Market Value of the Stock as of a particular date shall be made by the Committee and shall be based on all of the facts and circumstances surrounding the Bank and the Stock at such time. Such a determination shall be consistent with the rules set forth in Code Section 422A and the Treasury Regulations promulgated thereunder.

          (f) "Incentive Option" means an Option to purchase Stock qualifying as an incentive stock option within the heading of Code Section 422A.

          (g) "Non-Qualified Option" means an Option to purchase Stock which is not an incentive Option.

          (h)  "Option" means a Stock option granted under the Plan.

          (i) "Option Price" means the purchase price to be paid for each share of Stock purchased under an Option.

          (j) "Optionee" means an employee of the Bank who has been granted one or more Options.

          (k)  "Plan" means the Heritage Bank 1989 Employees' Stock Option Plan.

          (l)  "Stock" means the common stock, $2.00 par value of the Bank.


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3. PLAN ADMINISTRATION. The Committee shall have full authority to administer the Plan in accordance with its provision. The Committee shall determine the dates on which Option are to be granted (provided that the date of grant shall not precede the date on which the Committee takes action to approve the granting of such (Options) and shall select the employees to whom Options are to be granted. At the time an Option is granted, the Committee shall:

          (a)  determine the number of shares of Stock subject to each Option;

          (b) determine whether the Option is an Incentive Option or a Non-Qualified Option;

          (c) determine the Option Price, subject to the limitations of Sections 6 and 19;

          (d)  provide for the exercise of Option, subject to the limitations of
               Section 7, 11, and 19;

          (e) determine whether and the extent to which the Optionee is authorized to surrender the right to exercise the Option as provided in Section 9.

The Committee may grant Options conditioned upon an employee's consent to the cancellation of outstanding and unexercised Option regardless of the price of such canceled Options and may specify a minimum number of shares of Stock (as adjusted pursuant to Section 10) which must be purchased at any one time upon exercise of a portion of an Option. The Committee is authorized to interpret the provisions of the Plan; to establish, amend and rescind rules and procedures and adopt forms for use under the Plan; and to make all other determinations necessary or advisable in connection with the administration of the Plan. Any action by the Committee shall be final and binding on all Optionees and their personal representatives. No member of the Committee shall be liable to any Optionee for any action taken or determination made in good faith.

4. STOCK SUBJECT TO PLAN. The aggregate number of shares of Stock for which Options may be granted and which may be issued pursuant to the exercise of Options under the Plan shall not exceed 150,000 (adjusted pursuant to Section
10), which shares may be authorized and unissued or treasury shares. If an Option expires, is canceled with the consent of the Optionee, or is terminated, in whole or in part, for any reason, other than the exercise or surrender thereof, the shares subject to such Option or portion thereof so expired, canceled or terminated may again be subject to an Option. The shares of Stock subject to an Option, or portion thereof, as to which he right to exercise shall have been surrendered pursuant to section 9 may not again be subject to an Option under the Plan.

5. ELIGIBLE EMPLOYEES. Options may be granted to such officers and other full-time key professional and management employees of the Bank as the Committee may select. A director of the Bank who is not also a salaried employee is not eligible to receive an Option.

6. OPTION PRICE. The Option Price shall be determined by the Committee, but in no event shall the Option Price be less than the greater of the par value of the Stock or the Fair Market Value thereof on the date the Option is granted.

7. EXERCISE OF OPTIONS. An Option shall be exercisable in full at any time or from time to time or in such installments at such times as the Committee may prescribe, provided that in no event may an Option be exercisable


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          (a)  until the Optionee shall have completed at least one year of continued employment at the Bank after the date such Option is granted; or

          (b) for more than ten years from the date such Option is granted, in the case of an Incentive Option, and ten years and two days, in the case of a Non-Qualified Option; or

          (c) in the case of an Incentive Option, for the first time by the Optionee during a calendar year, to the extent that the aggregate Fair Market Value of the Stock (determined as of the respective dates the options were granted) with respect to which the Option and all other Incentive Options granted to the Optionee under the Plan and other stock option plans of the Bank become exercisable for the first time during such calendar year would exceed $100,000.

Whether an authorized leave of absence for military or government service shall constitute termination of employment shall be determined by the Committee. In the event of the death or Disability of an Optionee during employment, all his unexercised Options shall immediately become exercisable and may be exercised (by his personal representative in the event of death) for a period of one year following the date of such death or Disability, but in no event after the respective expiration dates of such Options or prior to one year from the respective dates of grant thereof and, in the case of Incentive Options, subject to the limitations of clause (c) of the first sentence of this section. In the event of the termination of an Optionee's employment of cause, any Options held by him under the Plan not theretofore exercised shall terminate immediately upon such termination of employment and may not be exercised thereafter. The Committee in its sole discretion may determine that an Optionee's employment was terminated for cause, if it finds that the Optionee willfully violated any of the Bank's policies on ethical business conduct or engaged in any activity or conduct during his employment which was inimical to the best interest of the Bank. If an Optionee's employment is terminated for any reason other than by his death or Disability or by the Bank for cause, his Options, to the extent then exercisable, may be exercised within the 90 days immediately following the dated of termination, but in no event after the respective expiration dates of such Option. An Option may be exercised according to its terms by delivering written notice to the Secretary or the Chairman of the Board of Directors of the Bank at its principal executive offices identifying the Option being exercised and specifying the number of shares of Stock to be purchased, accompanied by the payment in full of the total Option Price of such shares either in cash or, at the discretion of the Committee, by delivery of shares of Sock having a Fair Market Value on the date of exercise equal to the total Option Prices of the shares, together with any applicable taxes required to be withheld by the Bank as provided in Section 8. The Committee may for any reason decline to accept payment of the Option Price of the shares in shares of Stock or may impose such limitations or restrictions as it, in its sole discretion, deems advisable. An Optionee shall not have any of the rights of a shareholder with respect to any of the shares of Stock subject to an Option, unless and until he shall become the holder of record of such shares, as reflected on the stock transfer records of the Bank.

8. WITHHOLDING TAXES. Upon exercise of an Option which requires the Bank at the time of exercise to withhold any Federal, state or local income or other taxes by reason of the exercise of such Option, the Optionee shall tender to the Bank along with payment of the total Option Price of the shares an amount in cash equal to such request to the Committee that the Bank withhold from the shares to be received upon exercise of the Option shares of Stock having an aggregate Fair Market Value on the date of exercise at least equal to the applicable withholding taxes. The acceptance by the Committee. If the exercise of an Option will give rise to an obligation to withhold

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Federal income taxes subsequent to the date of exercise, the Committee may, in its sole discretion, require the Optionee to place the shares of Stock purchased under the Option in escrow for the benefit of the Bank until such a time as any amount is required to be included in the gross income of the Optionee as a result of the exercise of the Optionee pay the applicable withholding taxes to the Bank in cash, in which case the shares of Stock shall be released from escrow to the Optionee. Alternatively, the Committee, in its sole discretion, may permit the Bank to accept the shares of stock held in escrow to satisfy the Bank's withholding obligation based on the Fair Market Value of the shares on the date of the termination of the escrow arrangement. Upon application of such shares to the Bank's withholding obligation, any shares of Stock held in escrow which are not, in the sole judgment of the Committee, necessary to satisfy such obligation shall be released from escrow to the Optionee.

9. SURRENDER OF OPTIONS. At the time an Option is granted, the Committee, in its sole discretion, may authorize the Optionee during his employment to surrender the right to exercise the Option or any portion thereof to the extent then exercisable in exchange for the payment to the Optionee of an amount equal to the excess of the Fair Market Value of the shares of Stock on the date of surrender of such right over the total Option Price of the shares, less any applicable withholding taxes required to be withheld by the Bank. Such payment shall be made in shares of Stock valued at their Fair Market Value on such date (with cash in Lieu of fractional shares), cash or a combination thereof, in such proportion and upon such terms and conditions and subject to such restrictions as shall be determined by the Committee. The surrender of the right to exercise an Option shall be mad only if the Bank (i) has filed all reports and statements required to be filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, and only during a period beginning on the third business day following the date on which quarterly or annual summary statements of Bank's sales and earnings have been made publicly available and ending on the twelfth business day following such day or (ii) has other wise complied with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

10. CAPITAL ADJUSTMENTS AND CORPORATE REORGANIZATIONS. In the event of any change in the outstanding shares of Stock by reason of a Stock dividend, split or combination, recapitalization or reclassification, or a reorganization, merger or consolidation in which the Bank is the surviving corporation or other similar change affecting the Stock, the number and class of shares then subject to Options and for which Options may thereafter be granted and the amounts per share of Stock payable upon exercise or surrender of such Options shall be appropriately adjusted by the Committee to reflect such change. No fractional shares shall be issued as a result of such adjustment. In the event of a dissolution of the Bank or a reorganization, merger or consolidation in which the Bank is not the surviving corporation, the Bank by action of its Board of Directors shall either (i) terminate outstanding and unexercised Options as of the effective date to be specified by the Committee, of all outstanding and unexercised Options or portions thereof, provided that no Option shall become exercisable hereunder either after the expiration date thereof or prior to one year form the date of grant thereof, and provided, further, that no Incentive Options may be exercisable for the first time by an Optionee during a calendar year to the extent that the aggregate Fair Market Value of the Stock (determined as of the respective dates the options granted) with respect to which the Option and all other Incentive Options granted to the Optionee under the Plan and other stock option plans of the Bank become exercisable for the first time during such calendar year would exceed $100,000 or (ii) in the case of such reorganization, merger or consolidation, arrange for an appropriate substitution of shares or other securities of the corporation

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with which the Bank is reorganized, merged or consolidated in lieu of the shares of stock which are subject to such outstanding and unexercised Options.

11. REGULATORY APPROVALS AND LISTING. For so long as Options are outstanding under the Plan, the Bank shall endeavor to (i) obtain from any governmental regulatory authority having jurisdiction any approval, consent or authorization necessary to issue the shares of stock upon exercise of such outstanding Options, (ii) register or qualify such shares under applicable state and Federal securities laws and (iii) obtain from any stock exchange on which the Stock is listed the admission by such exchange of such shares to listing. If, in the opinion of counsel for the Bank, the issuance of any shares of Stock hereunder would not be lawful for any reason or would violate the rules of policies of any stock exchange on which the Stock is listed, the obligated to issue any shares upon exercise of an Option, unless a registration statement in compliance with the provisions of the Securities Act of 1933, as amended, is in effect at the time with respect to such shares or the bank receives an opinion of counsel or other evidence satisfactory to the Committee that the issuance of such shares in the absence of an effective registration statement would not constitute a violation of such Act.

12. NON-TRANSFERABILITY. Options granted under the Plan may not be assigned, pledged or otherwise transferred except by will or the laws of descent and distribution, and during the lifetime of the Optionee are exercisable only by the Optionee.

13. STOCK OPTION AGREEMENT. Each Option granted under the Plan shall be evidenced by a stock option agreement executed by the Optionee and by a member of the Committee on behalf of the Bank setting forth the terms and conditions of the Option either expressly or by reference to the Plan. Options which are intended to be incentive Options shall be designated as such. A stock option agreement may contain such other provisions not inconsistent with or prohibited by the Plan as the Committee in its discretion may determine.

14. EFFECTIVE DATE AND TERM OF THE PLAN. The effective dated of the Plan shall be the date the Board of Directors of the Bank adopts the Plan after the Plan is approved by the shareholders of the Blank at the meeting scheduled for May 25, 1989. No Option may be granted under the plan after May 24, 1999.

15. AMENDMENT OF THE PLAN. The Plan may be amended, either retroactively or prospectively, or may be terminated at any time by the Board of Directors of the Bank, provided that, without the approval of the Bank's shareholders, no amendment shall (i) extend the term of the Plan; (iii) increase the number of shares of Stock which may be issued under the Plan; (iv) change the minimum purchase price; or (v) materially increase the benefits accruing to Optionees under the Plan. No amendment of the Plan may materially impair the rights or increase the obligations of an Optionee under any Option previously granted under the plan without the consent of the Optionee, unless required by law.

16. DISQUALIFYING DISPOSITIONS. If an Optionee disposes of shares of Stock acquired upon exercise of an Incentive Option within two years from the date the Option is granted or within one year after the issuance of such shared to him, the Optionee shall notify the Bank of such disposition and provide information as to the date of disposition, sale price, number of shares disposed of and any other information relating thereto which the Bank may reasonably request.


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17. GOVERNING LAW. The validity and construction of the Plan and any agreements there under shall be governed by the laws of the State of Tennessee.

18. MISCELLANEOUS PROVISIONS. Options granted under the Plan shall not be affected by any change of employment among the Bank and any subsidiaries, so long as the Optionee continues to be an employee of the Bank or of any subsidiary. Nothing in the Plan shall be deemed to give any employee of the Bank or of a subsidiary the right to be retained in employment by the Bank or a subsidiary for any period of time, and no provision of the Plan or granting of Options under the plan shall be deemed to interfere with the right of the Bank or of a subsidiary to terminate the employment of any Optionee at any time without regard to the effect that such discharge will have on his rights, if any, under the Plan or under any Option granted under the Plan.

19. SPECIAL RULE FOR OPTIONS GRANTED TO TEN PERCENT SHAREHOLDERS.
Notwithstanding any other provisions of this Plan, in the event that one or more Options are granted to any employee of the Bank who, immediately after the granting of an Option, owns more that ten percent (10%) of the issued and outstanding Stock, the following special rules will apply to such Option or
Options:

          (a) Option Price: The price on any Option to which this Section 19 applies must be at least 110% of the Fair Market Value of the Stock on the date of the grant of the Option.

          (b)  Term of Option: The term for exercising any Option to which this
               Section 19 applies must not exceed five years from the date of the grant of the option.

For purposes of this Section 19, an employee will be considered as owning all Stock owned by the employee's brothers, sisters, spouse, ancestors and lineal descendants, and his pro rata share of all Stock owned by corporations, partnerships, estates and trusts in which he has an interest.


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